United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 11, 2013, Black Diamond, Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Meeting”). Of the 31,782,747 shares of common stock entitled to vote at the Meeting, 28,431,910 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 89.5% of the Company’s outstanding shares of common stock.

(b) At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following seven director nominees standing for re-election: Warren B. Kanders, Robert R. Schiller, Peter Metcalf, Donald L. House, Nicholas Sokolow, Michael Henning and Philip N. Duff; and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Each proposal is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2013.

The voting results for each proposal are set forth below:

Proposal 1 – To elect seven members to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	23,307,130	457,806	4,666,974
Robert R. Schiller	21,651,279	2,113,657	4,666,974
Peter Metcalf	23,561,340	203,596	4,666,974
Donald L. House	19,541,756	4,223,180	4,666,974
Nicholas Sokolow	17,997,360	5,767,576	4,666,974
Michael Henning	19,548,315	4,216,621	4,666,974
Philip N. Duff	23,588,827	176,109	4,666,974

Proposal 2 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,317,846	90,979	23,085	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013

BLACK DIAMOND, INC.

By: /s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Interim Chief Financial Officer and
          Vice President of Finance